CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-7 of Burcon NutraScience Corporation of our report dated June 18, 2018 relating to the financial statements, which appears in this Registration Statement.

“PricewaterhouseCoopers LLP” (signed)

PricewaterhouseCoopers LLP
Vancouver, British Columbia, Canada
May 23, 2019

PricewaterhouseCoopers LLP
PricewaterhouseCoopers Place, 250 Howe Street, Suite 1400, Vancouver, British Columbia, Canada V6C 3S7
T: +1 604 806 7000, F: +1 604 806 7806, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.